Regulatory Update

As previously reported in the press, a number of private lawsuits have been filed including purported class action and derivative lawsuits, making various allegations and naming as defendants various persons, including certain Scudder funds, the funds' investment advisors and their affiliates, certain individuals, including in some cases fund Trustees/Directors, officers, and other parties. Each Scudder fund's investment advisor has agreed to indemnify the applicable Scudder funds in connection with these lawsuits, or other lawsuits or regulatory actions that may be filed making allegations similar to these lawsuits regarding market timing, revenue sharing, fund valuation or other subjects arising from or related to the pending inquiries. Based on currently available information, the funds' investment advisors believe the likelihood that the pending lawsuits will have a material adverse financial impact on a Scudder fund is remote and such actions are not likely to materially affect their ability to perform under their investment management agreements with the Scudder funds.
defendants various persons, including certain Scudder funds, Deutsche Asset Management ("DeAM") and its affiliates, certain individuals, including in some cases Fund Trustees, and other parties. against Deutsche Asset Management and its affiliates, including the investment advisor of your fund, and certain Scudder funds and other related parties. The following actions have been filed concerning alleged illegal or improper practices relating to market timing, revenue sharing or the pricing of fund shares. DeAM has undertaken to bear all liabilities and expenses incurred by the Scudder funds in connection with these lawsuits, or other lawsuits or regulatory actions that may be filed making allegations similar to these lawsuits regarding fund valuation, market timing, revenue sharing or other subjects of the pending inquires. Based on currently available information, DeAM believes that the likelihood that the pending lawsuits will have a material adverse financial impact on a Scudder fund is remote and such actions are not likely to materially affect its ability to perform under its investment management agreements with the Scudder funds.

The following purported class action lawsuits have been fileds have beenwas filed in State Court in Illinois:
:
(1) (1) On September 16, 2003, in the Circuit Court for Madison County, Illinois entitled Potter v. Janus Investment Fund, et al. Defendants include, among others, Deutsche Investment Management Americas ("DIMA"), Inc., and Scudder International Fund. (2) On May 12, 2004, in the United States District Court for the Southern District of New York entitled Icardo v. Deutsche Bank AG, et al. Defendants include, among others, Deutsche Bank AG, DeAM, DIMA, Scudder Investments, Scudder Funds, and certain Directors/Trustees of the Scudder Funds.
(3) On September 29, 2004, the following complaint, In re Mutual Funds Investment Litigation, consolidating the previously filed class action lawsuits was filed in conjunction with the multi-district litigation panel sitting in the United States District Court for the District of Maryland. The defendants include the Scudder Funds, their Directors/Trustees and Officers and former Directors/Trustees and Officers, Deutsche Bank AG and certain investment adviser affiliated, employees and former employees.



The following Consolidated Derivative Complaint was filed in the United States District Court for the District of Maryland.

 (2) On January 22, 2004September 29, 2004, in the United States District Court for the Southern District of New York In re Mutual Funds Investment Litigation (Scudder Sub-Track) Hinton v. Deutsche Bank AG, et. al. The defendants include the Scudder Funds, their Directors and Officers and former Directors and Officers, Deutsche Bank AG and certain investment adviser affiliates, employees and former employees. entitled Smith v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, Deutsche Bank AG ("DB AG"), Deutsche Asset Management, Inc. ("DeAM"), DIMA, Inc., Scudder Investments, and Scudder funds. (3) On January 23, 2004, in the United States District Court for the Southern District of New York entitled Malone v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder Funds. (4) On January 26, 2004, in the United States District Court for the Southern District of New York entitled Driscoll v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (5) On January 29, 2004, in the United States District Court for the Southern District of New York entitled Atassi v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (6) On February 10, 2004, in the United States District Court for the Southern District of New York entitled Walker v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds.
(7) On February 12, 2004, in the United States District Court for the Southern District of New York entitled McKenna v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (8) On February 18, 2004, in the United States District Court for the Southern District of New York entitled Atassi v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (9) On February 25, 2004, a lawsuit in the United States District Court for the Southern District of New York entitled Chin v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (10) On February 25, 2004, in the United States District Court for the Southern District of New York entitled Doiron v. Scudder Advisor Funds, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (11) On March 17, 2004, in the United States District Court for the Southern District of New York entitled Chorne v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (12) On March 18, 2004, in the United States District Court for the Southern District of New York entitled Mocock v. Scudder 21st Century Growth Fund, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and Scudder funds. (13) On May 12, 2004, in the United States District Court for the Southern District of New York entitled Icardo v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, Scudder Funds, and certain Directors/Trustees of the Scudder Funds.


The following Consolidated Class Action Complaint was filed in the United States District Court for the District of Maryland. The following derivative lawsuit was filed:

(1) On September 29, 2004, the following complaint, Hinton v. Deutsche Bank AG, et al., consolidating the previously filed class action lawsuits was filed in conjunction with the multi-district litigation panel sitting in the United States District Court for the District of Maryland. The defendants include the Scudder Funds, their Directors/Trustees and Officers and former Directors/Trustees and Officers, Deutsche Bank AG and certain investment adviser affiliated, employees and former employees.

On September 29, 2004, in the United States District Court for the Southern District of New York In re Mutual Funds Investment Litigation (Scudder Track) v. Deutsche Bank AG. The defendants include the Scudder Funds, their Directors and Officers and former Directors and Officers, Deutsche Bank AG and certain investment adviser affiliates, employees and former employees.

The following combined purported class action and derivative lawsuits have been filed:

In addition, the following class action cases concerning revenue sharing practices (awaiting consolidation) are pending in the Southern District of New York.

[ZIMMERMAN INSERT REV. SHARING CASES]
(1) On March 10, 2004, in the United States District Court for the Southern District of New York entitled Walker v. Deutsche Bank AG, et al. Defendants include, among others, Deutsche Bank AG, DeAM, DIMA, Scudder Investments, and certain Directors/Trustees of the Scudder funds. (2)
On May 6, 2004, in the United States District Court for the Southern District of New York entitled Mazza v. Deutsche Bank AG, et al. Defendants include, among others, Deutsche Bank AG, DeAM, DIMA, Scudder Investments, and certain Directors/Trustees of the Scudder funds.The following derivative lawsuits have been filed:
(1) On February 2, 2004, in the United States District Court for the Eastern District of New York entitled Hinton v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc. (2) On March 3, 2004, in the United States District Court for the Eastern District of New York entitled Weiser v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc. (3) On March 5, 2004, in the United States District Court for the Eastern District of New York entitled Clark v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, certain Directors/Trustees of the Scudder funds, and the CEO of DIMA, Inc. (4) On June 7, 2004, in the United States District Court for the District of Delaware entitled Persall v. DeAM, Inc. Defendants include, among others, DeAM, Inc., DIMA, Inc., and certain Directors/Trustees of the Scudder funds.

The following combined purported class action and derivative lawsuit has been filed include: (1) On March 10, 2004, in the United States District Court for the Southern District of New York entitled Walker v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and certain Directors/Trustees of the Scudder funds. (2) On May 6, 2004, in the United States District Court for the Southern District of New York entitled Mazza v. DB AG, et al. Defendants include, among others, DB AG, DeAM, Inc., DIMA, Inc., Scudder Investments, and certain Directors/Trustees of the Scudder funds.